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                                                                   Exhibit 10.4

                                  CAMBIO, INC.

            SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

         AGREEMENT, dated as of the 1st day of February, 1999, by and among CAMBIO, INC., a Delaware corporation (the "Company"), and each of the entities severally listed on the Schedule of Purchasers attached hereto (collectively, the "Purchasers" and individually, a "Purchaser").

         WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase, certain securities of the Company.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the parties hereto agree as follows:


                                   SECTION 1

                      Authorization and Sale of the Shares

                  1.1 Authorization of the Shares. The Company has, or before the first Subsequent Closing to occur pursuant to this Agreement will have, authorized the sale and issuance of up to 100,000 shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of the Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock (par value $.01 per share) to the Restated Certificate of Incorporation of the Company (the "Certificate of Designations") attached to this Agreement as Exhibit A. The shares of Preferred Stock being sold to the Purchasers hereunder are referred to herein collectively as the "Shares" and individually as a "Share." As used herein, at and as of the Closing, the term Certificate of Incorporation shall include the Restated Certificate of Incorporation, as amended to date (including any previously filed certificates of designation, as amended), and the Certificate of Designations. Unless otherwise agreed to by the Purchasers, any Closing occurring prior to the filing of the Company's Certificate of Designations, shall be deemed to have occurred immediately subsequent to the filing of the Certificate of Designations.

                  1.2 Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to each of the Purchasers, severally and not jointly, and each of the Purchasers will purchase from the Company, the number of shares of Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto (the "Schedule of Purchasers") under the column labeled "Shares of Series B Preferred Stock," at the aggregate purchase price set forth opposite such Purchaser's name on the Schedule of Purchasers under the column heading "Total Investment."


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                                   SECTION 2

                                  Closing Date

                  2.1 Initial Closing Date. The first closing of the purchase and sale of the Shares hereunder (the "Initial Closing") shall be held shortly following the execution and delivery of this Agreement on February 3, 1999 (the "Initial Closing Date") at a time and place determined pursuant to Section 2.3 hereof.

                  2.2 Delivery. At the Initial Closing or as soon as practicable thereafter, the Company shall deliver to each Purchaser certificates in such denominations and registered in such names as set forth in the Schedule of Purchasers attached hereto, representing the number of shares of Preferred Stock to be purchased by such Purchaser from the Company, against payment at the Initial Closing, by certified or bank check, or wire transfer, of the amount set forth opposite such Purchaser's name in the column labeled "Total Investment" on the Schedule of Purchasers.

                  2.3 Place of Initial Closing. The Initial Closing (including the delivery to the Purchasers by the Company of the certificates evidencing all Shares being purchased and the place of payment to the Company (except in the case of a wire transfer) by the Purchasers of the purchase price therefor) shall take place at 10 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 or at such other time and place as shall be mutually agreed upon by the parties.

                  2.4 Subsequent Closings. At any time, on or after February 3, 1999, upon the mutual agreement of the Company and any additional prospective investors (the "Subsequent Closing Purchasers"), the Company may conduct additional closings (the "Subsequent Closings") of the purchase and sale of Preferred Stock ("Subsequent Closing Securities"), provided that the aggregate purchase price of the Shares sold at the Initial Closing and the Subsequent Closings does not exceed $6 million. The Subsequent Closings shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 at 10:00 a.m., New York time, or at such other locations as may be agreed upon among the Subsequent Closing Purchasers purchasing Subsequent Closing Securities at such closings and the Company (such dates and times being called the "Subsequent Closing Dates"). At the Subsequent Closings, or as soon as practicable thereafter, the Company shall issue and deliver to each Subsequent Closing Purchaser a stock certificate or certificates in definitive form, registered in the name of such Subsequent Closing Purchaser, representing the Shares being purchased by it at such Subsequent Closings. On each of the Subsequent Closing Dates this Agreement shall be amended by adding the name and address of each such Subsequent Closing Purchaser to the Schedule of Purchasers attached hereto, along with the number of Shares purchased and the aggregate purchase price to be paid by each Subsequent Closing Purchaser, and as payment in full for the Shares being purchased by it at each Subsequent Closing, and against delivery of the stock certificates therefor as aforesaid, each Subsequent Closing Purchaser shall deliver to the Company a certified or bank check in the amount set forth opposite


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the name of such Purchaser in the column labeled "Total Investment" on the
Schedule of Purchasers, as so amended, or shall transfer such sum to the account of the Company by wire transfer. Following such amendment to this Agreement, each Subsequent Purchaser at each Subsequent Closing shall be deemed a Purchaser for all purposes hereunder and all such Subsequent Closing Securities shall be deemed Shares.

                  2.5 Closing Date. As used in this Agreement, the term "Closing" shall mean, as applicable, the Initial Closing or any Subsequent Closing, and the term "Closing Date" shall mean, as applicable, the Initial Closing Date or any Subsequent Closing Date.

                                   SECTION 3

                       Representations and Warranties of
                                  the Company

                  Except as set forth in the "Schedule of Exceptions" delivered to each Purchaser prior to the execution hereof and attached hereto, the Company hereby represents and warrants to each Purchaser that, as of the date hereof:

                  3.1 Organization and Standing; Articles and By-Laws. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the business, operations or prospects of the Company. The Company has the requisite corporate power to own the properties owned by it and to conduct business as now being conducted by it and possesses all governmental and other permits, licenses and other authorizations to own its properties as now owned and to conduct its business as now conducted.

                  3.2 Corporate Power. The Company has all requisite corporate power to enter into this Agreement, and has or will have at the first Subsequent Closing all requisite corporate power to sell the Shares and to carry out and perform its obligations under the terms of this Agreement, except for the filing of an amendment to the Company's Certificate of Incorporation to increase the authorized number of Class A Common Stock.

                  3.3 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the first Subsequent Closing, except for the filing of an amendment to the Company's Certificate of Incorporation to increase the authorized number of Class A Common Stock. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general


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application affecting enforcement of creditors' rights generally and to general equitable principles. The execution, delivery and performance by the Company of this Agreement and compliance herewith and the issuance and sale of the Shares and the issuance of Common Stock issuable upon conversion of the Shares will not (a) result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Company's Certificate of Incorporation or By-Laws, as amended, any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound or any provision of state or Federal law to which the Company is subject, or (b) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term, or (c) result in the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company's operations or any of its assets or properties. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; will be free of any liens or encumbrances; and will have the rights, privileges and preferences as set forth in the Certificate of Designations. Upon the filing of an amendment to the Company's Certificate of Incorporation to increase the authorized number of Class A Common Stock, the shares of Common Stock issuable upon conversion of the Shares will be duly and validly reserved and will not be subject to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and nonassessable.

                  3.4 Capitalization. The Company has 15,000,000 authorized shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), 5,000,000 authorized shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock") and 1,000,000 authorized shares of Preferred Stock. As of the date hereof: (i) 3,832,411 shares of Common Stock are issued and outstanding; (ii) no shares of the Class B Common Stock are issued and outstanding; (iii) options to purchase 5,645,603 shares of Common Stock have been authorized; and (iv) no shares of Preferred Stock are issued and outstanding. Except for warrant to be issued in connection with the transactions contemplated by this Agreement (the "Warrant"), there are no other shares outstanding or issuable under existing warrants or options.

                  3.5 Litigation. There is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding or claim, or any basis therefor or threat thereof, whether or not purportedly on behalf of the Company, to which the Company is or may be named as a party or to which its property is or may be subject or to the Company's knowledge, after due inquiry, to which any director or officer of the Company (in his or her capacity as such) is subject, and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might reasonably have a material adverse effect on the condition, financial or otherwise, prospects, operations or results of operations of the Company.

                  3.6 Absence of Undisclosed Liabilities. The Company does not have any debts, liabilities or obligations of any nature arising out of transactions entered into prior to the date hereof except for (i) liabilities specifically provided for in the consolidated financial statements of the Company and the notes thereto contained in the Company's Quarterly Report on Form 10-QSB for


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the quarter ended December 31, 1998 and (ii) for liabilities and obligations arising out of the ordinary course of business, consistent in form and amount with past practice, since December 31, 1998.

                  3.7 SEC Reports. The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (collectively, the "SEC Reports" and, individually, an "SEC Report"), all of which SEC Reports have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  3.8 Absence of Certain Changes. Except as set forth or otherwise reflected in an SEC Report, since December 31, 1998, the Company has conducted its business only in the ordinary and usual course and there has not occurred (i) any material adverse change in the business, financial condition, operations, results of operations or prospects of the Company or (ii) any change by the Company in accounting principles or methods, except insofar as may be required by a change in generally accepted accounting principles.

                  3.9 Taxes. The Company has filed all tax returns that are required to have been filed for, by, on behalf of or with regard to the Company and its business and such returns are true, correct, and complete and reflect all liabilities for taxes for the periods covered thereby. The Company has paid in full all taxes, interest and penalties, if any, reflected on such tax returns or otherwise due and payable by it.


                                   SECTION 4

                  Representations and Warranties of Purchasers

                  Each Purchaser, severally and not jointly, represents and warrants with respect to such Purchaser to the Company as follows:

                  4.1 Experience; Accredited Investor Status. (a) Such Purchaser is experienced in evaluating and investing in companies such as the Company. Such Purchaser has such knowledge and experience in financing and business matters that such Purchaser is capable of evaluating the merits and risks of an investment in the Shares and of making an informed decision.

                      (b) Such Purchaser is an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  4.2 Investment. Such Purchaser is acquiring the Shares for investment for such Purchaser's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Shares are being issued to such Purchaser, and the



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shares of Common Stock issuable upon conversion of the Shares are to be issued to such Purchaser, (i) without registration under the Securities Act by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of such Purchaser's investment intent as expressed herein, and (ii) without qualification under applicable state securities laws.

                  4.3 Rule 144. Such Purchaser acknowledges that the Shares and the shares of Common Stock issuable upon conversion of the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under applicable state securities laws or exemptions from such registration and qualification are available. Such Purchaser is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby.

                  4.4 Access to Data. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's books, records and facilities.

                  4.5 Access to SEC Reports. Such Purchaser has received and carefully reviewed (i) the Company's Quarterly Report on Form 10-QSB for the quarters ended September 30, 1998 and December 31, 1998 and (ii) all other information filed by the Company pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended. Such Purchaser has reviewed the section in the Company's Quarterly Reports on Form 10-QSB entitled "Other Factors That May Affect Future Operating Results" and is aware of the risks affecting the Company specified therein.

                  4.6 Restrictions on Transfers. Such Purchaser understands and agrees as follows:

                  (a) The certificates evidencing the Preferred Stock (and, to the extent not otherwise registered, the Common Stock issuable upon conversion thereof), and each certificate issued in transfer of the foregoing, will bear the following legends (or substantially similar legends):

                  (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION AND QUALIFICATION OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS"; and

                  (ii) any legend required by applicable state securities laws.


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                  (b) Such Purchaser will not offer, sell, transfer or
otherwise dispose of any of the Preferred Stock, or any Common Stock issuable upon conversion thereof, unless (i) an effective registration under the Securities Act (and an effective qualification under applicable state securities laws, or exemption therefrom) covers the disposition of such securities, or (ii) such Purchaser has delivered to the Company an opinion of counsel, reasonably satisfactory to the Company, that such offer, sale, transfer or other disposition will not require registration of such securities under the Securities Act or qualification under any applicable state securities laws.

                  4.7 Authorization. All corporate or partnership action, as the case may be, on the part of such Purchaser, and its directors and stockholders or partners, as applicable, necessary for the authorization, execution, delivery and performance by such Purchaser of this Agreement and the consummation of the transactions contemplated herein, has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles. The execution, delivery and performance by such Purchaser of this Agreement and compliance herewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, such Purchaser's Certificate of Incorporation or By-Laws or Agreement of Limited Partnership, as applicable.

                  4.8 Principal Place of Business; Place of Negotiations. Such Purchaser's principal place of business is at the location set forth on the Schedule of Purchasers. This Agreement was negotiated only in the state of New York. The Company's offer of Shares to such Purchaser, and such Purchaser's acceptance of the Company's offer, occurred in the State of New York, unless otherwise indicated under such Purchaser's name in the Schedule of Exceptions.


                                   SECTION 5

                      Conditions to Closing of Purchasers

                  The obligation of each Purchaser to purchase the Shares to be purchased at the Closing is subject to the fulfillment to such Purchaser's reasonable satisfaction on or prior to the Closing Date of each of the following conditions:

                  5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                  5.2 Legal Investment. At the time of the Closing, the purchase of the Shares to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.



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                  5.3 Performance. All covenants, agreements and conditions
contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                                   SECTION 6

                        Conditions to Closing of Company

                  The Company's obligation to sell the Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

                  6.1 Representations. The representations made by each of the Purchasers pursuant to Section 4 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date.

                  6.2 Legal Investment. At the time of the Closing, the purchase of the Shares to be purchased by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                                   SECTION 7

                           Registration of Securities

                  7.1 Certain Definitions. As used in this Section 7, the following terms shall have the following respective meanings:

                  "Registrable Securities" shall mean, collectively, the shares of Common Stock issuable upon conversion of the Shares, the exercise of the Warrant and upon any stock split, stock dividend, recapitalization or similar event relating thereto.

                  The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 7.2 and 7.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).



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                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions, if any, applicable to the sale of securities and all fees and disbursements of counsel for any Holder (as hereinafter defined).

                  "Holder" shall mean any holder of Registrable Securities which have not been sold to the public.

                  7.2 Mandatory Registration. The Company shall use its best efforts to prepare and file with the SEC a registration statement (the "Registration Statement") for the registration under the Securities Act of all of the Registrable Securities within 90 days after the first Subsequent Closing. The Company shall use its best efforts to cause such Registration Statement to become effective as soon as practicable, and to remain effective and current until the earlier of (i) the redemption by the Company of all the Preferred Stock and (ii) the sale of all the Registrable Securities (the "Effective Period"); but in no event later than the earlier to occur of (i) three years after the conversion of all Shares of Preferred Stock or (ii) December 31, 2004. If the Registration Statement covering the Registrable Securities is not declared effective by the SEC by the 180th day after the first Subsequent Closing and there is a delay for up to 30 additional days (a "30 Day Delay"), then the base price for computing the Conversion Price (as defined in the Certificate of Designations) shall be reduced from $0.20 per share to $0.16 per share; and if the Registration Statement covering the Registrable Securities is not declared effective by the SEC by the 180th day after the final Closing and there is a delay for up to between 31 and 60 additional days (a "60 Day Delay"), then such base price shall be reduced from $0.16 per share to $0.12 per share.

                  7.3 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement. All Selling Expenses shall be borne by the Holders pro rata on the basis of the number of their shares so registered, or, in the case of fees and disbursements of Holders' counsel, in such proportions and amounts as the Holders shall mutually agree.

                  7.4 Registration Procedures. The Company will keep each Holder advised in writing as to the initiation of the registration and as to the completion thereof. At its expense, as long as the Company is required to use its best efforts to keep the Registration Statement effective pursuant to
Section 7.2 hereof, the Company will:

                      (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with Section 7.2 hereof and with the provisions of the Securities Act with respect to the disposition of securities covered by such Registration Statement;



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                      (b) Furnish such number of prospectuses and other
documents incident thereto, including any amendments of or supplements to the prospectus, as a Holder from time to time may reasonably request;

                      (c) Notify each seller of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                      (d) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, as set forth in Section 7.9 hereof;

                      (e) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such Registration Statement: provided, however, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

                      (f) Furnish to each selling Holder upon request a copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering other than non-substantive cover letters and the like;

                      (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act. Such statement may be provided to the Company's security holders through the first annual report mailed to such security holders which includes financial statements for the appropriate period; provided, however, that if any Shares are converted into Common Stock prior to the date such earnings statement is made generally available to the Company's security holders, the Company shall make such statement generally available as soon as practicable; and



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                      (h) Use its best efforts to register or qualify the
Registrable Securities under the securities or blue sky laws of each jurisdiction as any Holder shall reasonably request, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities: provided, however, that the Company shall not be required to consent to general service of process in any jurisdiction where it is not then qualified or subject itself to the payment of any taxes or the jurisdiction of any taxing authority where the Company would not otherwise be subject.

                  7.5 Indemnification. (a) To the extent permitted by applicable law, the Company will indemnify each Holder, each of their respective officers, directors and partners, and each person controlling such Holder, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance required pursuant to this Section 7, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of their respective officers, directors and partners, and each person controlling such Holder, each such underwriter, if any, and each person who controls any such underwriter, for any legal and any other expenses as are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any person to be indemnified hereunder and stated to be specifically for use therein.

                      (b) To the extent permitted by applicable law, each Holder will, if securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such other Registration Statement, and each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder, and each of their officers, directors and partners, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification, or compliance required pursuant to this Section 7, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other Holders, directors, officers, partners, underwriters, if any, or control persons for any legal or



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any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein: provided, however, that the obligations of any such Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold under such registration statement, prospectus, offering circular or other document as contemplated herein.

                      (c) Each party entitled to indemnification under this
Section 7.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
7.5 unless such failure to notify shall be materially prejudicial to the Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. No Indemnified Party shall, except with the consent of each Indemnifying Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement.

                  7.6 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. If requested by the Company, the Holder will specifically state that such information is to be used in a prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance required pursuant to this Section 7.

                  7.7 Limitations on Registration of Issues of Securities. From and after the date of this Agreement until the Registration Statement has been declared effective, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder a right to require the Company to register securities owned by such holder, other than as contemplated by this Agreement.

                  7.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company shall until the tenth anniversary of the final Closing agree to:

                  (a) Use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act at all times after the final Closing;

                  (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

                  7.9 OTC Listing. Prior to the registration of all of the Registrable Securities pursuant to this Section 7, (i) all applications, filings and documents necessary to list on the OTC Bulletin Board (the "OTC") the Registrable Securities shall have been filed and, where applicable, approved, and (ii) all such Registrable Securities shall have been listed (or approved for listing subject to issuance) on the OTC.

                  7.10 Additional OTC Listing. Upon the happening of any event pursuant to which additional shares of Common Stock not otherwise included in the Registrable Securities shall become issuable upon conversion of the Preferred Stock, the Company will file all applications, filings and documents necessary to list, and will use its best efforts to cause the listing of all such additional shares of Common Stock on the OTC (or such other national securities exchange on which the Common Stock is then being traded). Such additional shares of Common Stock shall, upon their listing, be classified as and included in the term "Registrable Securities" for all purposes of this Agreement.

                                   SECTION 8

                                   Covenants

         The Company covenants and agrees as follows:

                  8.1 Information Rights. So long as any of the Shares are outstanding, the Company will deliver to holders of the Shares the following:

                      (i) as soon as practicable but in any event within ninety
(90) days after the close of each fiscal year of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal year,
(B) consolidated statements of operations, stockholders' equity and cash flows of the Company for such fiscal year; the Company's Annual Report on Form 10-KSB shall satisfy such requirement provided that it is in compliance with all applicable requirements of the SEC and is certified by a "Big Five" accounting firm; and (C) a certificate of the Chief Financial Officer, Chief Executive Officer or the President certifying the Company's compliance with the covenants contained in Section 8.3 of this Agreement; the Company's Annual Report on Form 10-KSB shall satisfy the requirements of clauses (A) and (B), provided that it is in compliance with all applicable requirements of the SEC;

                      (ii) as soon as practicable, copies of (A) all financial statements, proxy material or reports sent to the Company's stockholders, (B) any public press releases and (C) all reports or registration statements filed with the SEC pursuant to the Securities Act or the Securities Exchange Act;

                      (iii) as soon as practicable and in any event within forty-five (45) days after the close of each of the first three (3) fiscal quarters of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal quarter, (B) consolidated statements of operations, stockholders' equity and cash flows of the Company for the portion of the fiscal year ended with the end of such quarter and (C) a certificate of the Chief Financial Officer, Chief Executive Officer or the President certifying the Company's compliance with the covenants contained in Section 8.3 of this Agreement; the Company's Quarterly Report on Form 10-QSB shall satisfy the requirements of clauses (A) and (B), provided that it is in compliance with all applicable requirements of the SEC;

                      (iv) as soon as practicable and without duplication of any of the above items, any other materials furnished to holders of the Company's capital stock; and

                      (v) as soon as practicable, such other information as may reasonably be requested by holders of the Shares.

                  8.2 Amendment of Certificate of Incorporation. The Company will use its best efforts, subject to the requirements of relevant federal securities laws and state corporate law, to file an amendment to its Certificate of Incorporation, increasing the number of authorized shares of Class A Common Stock, so that the Company will have sufficient shares of Class A Common Stock reserved for issuance upon the conversion of the Series B Preferred Stock.

                  8.3 Negative Covenants. The Company covenants and agrees that without the prior written consent of the holders of more than 66 2/3% of the Shares, it will not:

         (i) issue any class or series of equity or equity-linked security senior or pari passu to the Preferred Stock as to payment of dividends or payments on liquidation or winding up of the Company; (ii) enter into any agreement that would restrict the Company's right to perform under this Agreement; (iii) incur debt or encumber its assets above $10 million; (iv) amend the certificate of incorporation or bylaws in any manner which would impair or reduce the rights of the Preferred Stock; (v) liquidate or dissolve; (vi) go private; (vii) redeem or repurchase any outstanding stock except pursuant to employee stock option or similar plans; or (viii) enter into any other line of business other than a business substantially similar or related to the existing business.

                                   SECTION 9

                                 Miscellaneous

                  9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

                  9.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, the Company may not assign its rights hereunder; and provided, further, that the Company shall be under no obligation to disclose to any non-Purchaser transferee (other than a transferee who or which is an "affiliate" of such transferring Purchaser, as such term is defined in Rule 12b-2 of the Exchange Act) any confidential information otherwise required to be disclosed by the Company hereunder.

                  9.3 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and those Purchasers holding in the aggregate not less than a majority of the outstanding Shares held by the Purchasers.

                  9.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if delivered to the persons identified below; (b) seven calendar days after mailing, if mailed, with proper postage, by certified or registered first-class mail, postage prepaid, return receipt requested, addressed (i) if to a Purchaser, at the address set forth for such Purchaser on the Schedule of Purchasers attached hereto or at such other address as such Purchaser shall have furnished to the Company in writing, or (ii) if to any other holder of Shares or any Common Stock issued upon conversion of Shares at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (iii) if to the Company, at 6006 North Mesa Street, Suite 515, El Paso, Texas 79912, Attention: Chief Executive Officer, or at such other address as the Company shall have furnished to the Purchasers and each such other holder in writing, with a copy to Fulbright & Jaworski L.L.P.,

666 Fifth Avenue, New York, NY 10103, Attention: Sheldon G. Nussbaum, Esq.; (c) on the date of receipt if sent by telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telecopy; or (d) one business day after delivery to a nationally recognized overnight courier service marked for overnight delivery in the manner set forth in (b). Notwithstanding the foregoing, notices of conversion must be sent by holders of Shares pursuant to the methods set forth in both (c) and (d) above, with such notices of conversion to be deemed first given at the earlier time that delivery under each such method may be deemed given.

                   9.5 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  9.6 Broker's Fees. (a) The Company (i) represents and warrants that the Company has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm incurred in connection with the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

                      (b) Each of the Purchasers, severally and not jointly, (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company and the other Purchasers harmless from any liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm incurred in connection with the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) arising from any act by such Purchaser or any of its employees or representatives.

                  9.7 Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, except that the Company shall reimburse the Purchasers up to a maximum of $15,000 for due diligence and legal expenses.

                  9.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date above written.

                                        CAMBIO, INC., a Delaware corporation



                                        By:
                                           ------------------------------------
                                           Title:


                                        PURCHASER:



                                        By:
                                           ------------------------------------
                                           Title:

                                  CAMBIO, INC.

                             SCHEDULE OF PURCHASERS


---------------------------------------------------------------------------------------------------------

Name of Purchaser                                   Shares of Series B               Total Investment
-----------------                                   Preferred Stock                  ----------------
                                                    ------------------
---------------------------------------------------------------------------------------------------------

Frederick R. Adler                                       15,296                          $1,529,600
1520 South Ocean Blvd.
Palm Beach, FL 33480
---------------------------------------------------------------------------------------------------------

Euro-America-II, L.P.                                     7,027                          $  702,700
c/o Venad Administrative Services, Inc.
342 Madison Avenue
New York, NY 10173
---------------------------------------------------------------------------------------------------------

Philip Chapman                                              300                          $   30,000
c/o Venad Administrative Services, Inc.
342 Madison Avenue
New York, NY 10173
---------------------------------------------------------------------------------------------------------

Susan R. Chapman                                            200                          $   20,000
c/o Venad Administrative Services, Inc.
342 Madison Avenue
New York, NY 10173
---------------------------------------------------------------------------------------------------------

Carl Kaplan                                                 150                          $   15,000
c/o Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, NY 10103
---------------------------------------------------------------------------------------------------------

Bernard Marden                                            2,000                          $  200,000
1290 South Ocean Blvd.
Palm Beach, FL 33480
---------------------------------------------------------------------------------------------------------

Jay Nickse                                                  100                          $   10,000
77 Putting Green Road
Trumbull, CT 06611
---------------------------------------------------------------------------------------------------------

Joseph K. Pagano                                          1,000                          $  100,000
434 E. Cooper Street
Suite 201
Aspen, CO 81611
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Berol Family Trust FBO Margaret Beattie                  1,000                           $  100,000
c/o Trainer, Wortham
845 Third Avenue, 6th Floor
New York, NY 10022
---------------------------------------------------------------------------------------------------------

Trust U/W Kenneth Berol FBO John A. Berol                1,000                           $  100,000
c/o Trainer, Wortham
845 Third Avenue, 6th Floor
New York, NY 10022
---------------------------------------------------------------------------------------------------------

Trust U/W Kenneth Berol FBO David N. Berol               1,000                           $  100,000
c/o Trainer, Wortham
845 Third Avenue, 6th Floor
New York, NY 10022
---------------------------------------------------------------------------------------------------------

A. Alexander Arnold III                                    500                           $   50,000
c/o Trainer, Wortham
845 Third Avenue, 6th Floor
New York, NY 10022
---------------------------------------------------------------------------------------------------------

Jim Joy                                                  1,000                           $  100,000
c/o CVC Capital
Citicorp Venture Capital
Floor 14, Zone 4
399 Park Avenue
New York, NY 10043
---------------------------------------------------------------------------------------------------------

Anthony Pantaleoni                                         500                           $   50,000
c/o Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, NY 10103
---------------------------------------------------------------------------------------------------------

C. Nicholas Potter                                         600                           $   60,000
120 Horseshoe Road
Mill Neck, NY 11765
---------------------------------------------------------------------------------------------------------

Chance Vought                                            2,500                           $  250,000
c/o Providence Capital
19 Fulton Street, Suite 306
New York, NY 10038
---------------------------------------------------------------------------------------------------------

The Travelers Insurance Company                          9,000                           $  900,000
388 Greenwich Street
New York, NY 10013
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Robert Annunziata                                        400                             $   40,000
95 Minnisink Road
Short Hills, NJ 07078
---------------------------------------------------------------------------------------------------------

Excess Capital LLC                                       200                             $   20,000
1 West 67th Street- #310
New York, NY 10023
Attn: John Stuart
---------------------------------------------------------------------------------------------------------

Gary and Stephanie Escandon                              400                             $   40,000
204 New York Blvd.
Sea Girt, NJ 08750
---------------------------------------------------------------------------------------------------------

Thomas Finnegan III                                      200                             $   20,000
943 Whitepoint Court
Charleston, SC 29412
---------------------------------------------------------------------------------------------------------

Andrea Fraenkel                                          200                             $   20,000
253 Hartshorn Drive
Short Hills, NJ 07078
---------------------------------------------------------------------------------------------------------

Fred Fraenkel                                            200                             $   20,000
253 Hartshorn Drive
Short Hills, NJ 07078
---------------------------------------------------------------------------------------------------------

Hollywell Investments Pty Ltd.                           400                             $   40,000
Level 52- Rialto South Tower
525 Collins Street
Melbourne VIC 3000, Australia
Attn: Michael Karp
---------------------------------------------------------------------------------------------------------

Elise Kimmel                                             400                             $   40,000
76 Old Hollow Road
Short Hills, NJ 07078
---------------------------------------------------------------------------------------------------------

Jagen Nominees Pty Ltd (ACN 073 513 738)                 400                             $   40,000
Level 9, 161 Collins Street
Melbourne 3000
Australia
Attn: Bori Liberman
---------------------------------------------------------------------------------------------------------

Norman Merksamer                                         400                             $   40,000
64 Lincoln Road
Scarsdale, NY 10583
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Frederick W. Moran                                         400                           $   40,000
ING Baring Furman Selz LLC
55 East 52nd Street-15th Floor
New York, NY 10055
---------------------------------------------------------------------------------------------------------

Janet Toledano                                             200                           $   20,000
51 Duffield
South Orange, NJ 07079
---------------------------------------------------------------------------------------------------------

Udi Toledano                                               200                           $   20,000
c/o Andromeda Enterprises, Inc.
545 Madison Avenue
New York, NY 10022
---------------------------------------------------------------------------------------------------------

Marshall Tycher                                            400                           $   40,000
c/o Roseland Property Company
140 Eagle Rock Avenue
Roseland, NJ 07068
---------------------------------------------------------------------------------------------------------

Gari Grimm                                               1,500                           $  150,000
2005 East Lake Sammamish Place S.E.
Issaquah, WA 98029
---------------------------------------------------------------------------------------------------------

Phifer Consulting Group, Inc.                            2,000                           $  200,000
P.O. Box 119
Lakewood, WA 98259
---------------------------------------------------------------------------------------------------------


                           Total                                                         $5,107,300
                                                                                         ==========
